Exhibit 99.1
420 Lexington Avenue : New York, NY 10170 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS FIRST QUARTER 2015 RESULTS
- Increases Small Shop Occupancy by 130 Basis Points -
- Achieves Same Property NOI Growth of 3.4% -
- Increases FFO per Share by 9% Excluding Non-Comparable (Non-Cash) Items -

NEW YORK, APRIL 27, 2015 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its results of operations for the first quarter ended March 31, 2015.

First Quarter 2015 Operating Results

	Three Months Ended
	3/31/2015	3/31/2014	Change
Percent leased	92.4%	92.3%	+10 basis points
Percent leased: anchors (≥ 10K SF)	96.3%	96.7%	(40) basis points
Percent leased: small shop (< 10K SF)	83.2%	81.9%	+130 basis points
Total new and renewal lease average annualized base rent (“ABR”) / SF	$13.67	$12.96	+5.5%
Total rent spread (cash)	13.7%	11.3%	+240 basis points

Strong operating trends continued into the first quarter of 2015 with small shop occupancy gaining 130 basis points year-over-year and 60 basis points sequentially. Total rent spreads were 13.7%, the third consecutive quarter of spreads approaching 14%, and the ABR per square foot of new leases at $15.45 per square foot was 27% higher than the Company’s portfolio average ABR of $12.19 per square foot, highlighting the significant mark-to-market opportunity in the portfolio. Same property net operating income (“same property NOI”) increased 3.4%, notwithstanding a 40 basis point negative impact related to proactive remerchandising activities, including the Company’s previously announced early termination of certain Kmart leases and other recapturing of space.

“Our small shop occupancy gains and strong rent growth this quarter reflect our ongoing progress in our Raising the Bar efforts, which are focused on repositioning our properties with best-in-class anchors, and the corresponding impact on our leasing productivity. These efforts continue to drive organic growth, while also

i

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

providing for long-term improvements in our cash flow and asset values,” stated Michael Carroll, Chief Executive Officer.

Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.225 per common share (equivalent to $0.90 per annum) for the second quarter of 2015. The dividend is payable on July 15, 2015 to stockholders of record on July 6, 2015, representing an ex-dividend date of July 1, 2015.

Financial Highlights
For the three months ended March 31, 2015 and March 31, 2014 (on an actual and pro forma basis), Brixmor reported FFO attributable to stockholders and non-controlling interests convertible into common stock of $139.2 million, or $0.46 per diluted share and $132.7 million, or $0.44 per diluted share, respectively. For the three months ended March 31, 2015, results include the impact of approximately $9.9 million, or ($0.03) per diluted share, of a non-cash, non-recurring charge related to compensation programs prior to the Company’s initial public offering (the “IPO”) that were based on the selling stockholders returns. FFO attributable to stockholders and non-controlling interests convertible into common stock for the three months ended March 31, 2015 and March 31, 2014 (on a pro forma basis) includes costs related to the prepayment of debt of approximately $0.3 million, or $0.00 per diluted share, and ($2.3) million, or ($0.01) per diluted share, respectively. See “Pro Forma Results” below for more information on the definition of pro forma.

For the three months ended March 31, 2015 and March 31, 2014 (on an actual and pro forma basis), net income attributable to common stockholders was $30.4 million, or $0.10 per diluted share and $15.4 million, or $0.07 per diluted share, respectively.

Same property NOI for the three months ended March 31, 2015 increased 3.4% from the comparable 2014 period primarily due to growth in rental income driven by strong leasing spreads as the Company continues to harvest the below-market leases inherent in its portfolio. In addition, ABR per square foot for the portfolio increased to $12.19 at March 31, 2015 from $12.01 at March 31, 2014.

“FFO, on a comparable basis, increased $0.04 per diluted share, or 9%, underscoring the strength of our operating income and flow through to earnings,” added Michael Carroll, Chief Executive Officer.

During the first quarter, the Company completed eight anchor space repositioning projects and added nine anchor space repositioning projects and three outparcel development projects to its pipeline.  At March 31, 2015, the anchor space repositioning / outparcel development pipeline was comprised of 32 projects, the aggregate cost of which is expected to be approximately $107 million.

Capital Structure
In the first quarter of 2015, the Company’s operating partnership, Brixmor Operating Partnership LP (the “Operating Partnership”), completed an inaugural offering of $700 million aggregate principal amount of

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

3.850% Senior Notes due 2025 at 99.958% of par value. Proceeds from the offering were utilized to repay outstanding borrowings under the Company’s $1.25 billion senior unsecured revolving credit facility and for general corporate purposes. At March 31, 2015, there was no outstanding balance on the Company’s unsecured revolving credit facility.

Additional steps during the quarter in the Company’s ongoing program to reduce secured debt and increase financial flexibility include the repayment of $52 million of secured borrowings and $100 million aggregate principal amount of senior unsecured notes held at a subsidiary of the Company. At March 31, 2015, the Company had increased its unencumbered asset pool to 51.7% of its properties from 39.5% at December 31, 2013.

Secondary Offerings
In January and March 2015, the Company completed secondary offerings, including the full exercise of the underwriters’ greenshoe option in the case of the March 2015 offering, of 17,500,000 shares and 25,875,000 shares, respectively, of its common stock by certain selling stockholders affiliated with The Blackstone Group L.P. (“Blackstone.”) The Company did not offer any shares of common stock in these offerings and did not receive any proceeds from the sale of shares in these offerings. At March 31, 2015, Blackstone has a 41.9% economic interest in the Company.

Corporate Governance
On April 1, 2015, Thomas W. "Tad" Dickson, former Chief Executive Officer of Harris Teeter Supermarkets, Inc., was appointed to the Company’s board of directors. He brings almost two decades of experience in the grocery industry, complementing Brixmor’s position as the nation's largest owner of wholly owned grocery-anchored community and neighborhood shopping centers.

Guidance
The Company has affirmed its FFO attributable to stockholders and non-controlling interests convertible into common stock per common share - diluted expectations for 2015 of $1.94 - $2.00. In addition, the Company has updated certain components of its 2015 guidance including:

•	General and administrative expense of $89 - $91 million, including $9.9 million of the non-cash, non-recurring charge discussed in “Financial Highlights” above

•	Straight-line rent and above- and below-market rent amortization, net of $59 - $64 million.

The Company’s guidance is on page 49 of its Supplemental Disclosure. See “Conference Call and Supplemental Information” below for more information on the Company’s Supplemental Disclosure.

Pro Forma Results
Pro forma results reflect the distribution of 36 properties to certain investment funds affiliated with the Blackstone Group L.P. during the first quarter of 2014. The pro forma adjustments assume that the distribution of the properties was completed as of January 1, 2014 for the purpose of the unaudited pro forma consolidated

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

statements of operations. A reconciliation of results of operations to actual results of operations is presented in the attached table.

Conference Call and Supplemental Information
The Company will host a teleconference on Tuesday, April 28, 2015 at 10:00 AM ET.   To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 3638662).  The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on May 12, 2015 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10061141) or via the web through April 28, 2016 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

Non-GAAP Disclosures
FFO
FFO is a supplemental non-GAAP financial measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for joint ventures calculated to reflect funds from operations on the same basis. FFO attributable to stockholders and non-controlling interests convertible into common stock is FFO as further adjusted to exclude net income (loss) attributable to non-controlling interests not convertible into common stock. The Company believes FFO attributable to stockholders and non-controlling interests convertible into common stock is a meaningful supplemental measure that is more reflective of its operating performance by excluding FFO attributable to non-controlling interests not convertible into common stock.

The Company presents FFO and FFO attributable to stockholders and non-controlling interests convertible into common stock as it considers them important supplemental measures of its operating performance and the Company believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. FFO and FFO attributable to stockholders and non-controlling interests convertible into common stock should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of financial performance and are not alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of liquidity. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations and, accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Computation of FFO and FFO attributable to stockholders and non-controlling interests convertible into common stock may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from FFO and FFO attributable to stockholders and non-controlling interests convertible into common stock are significant components in understanding and addressing financial performance. A reconciliation of FFO and FFO attributable to non-controlling interests not convertible into common stock to Net income is presented in the attached table.

Same Property NOI
Same property NOI is calculated (using properties owned as of the end of both reporting periods and for the entirety of both periods excluding properties classified as discontinued operations), as rental income (minimum rent, percentage rents, tenant recoveries and other property income) less rental operating expenses (property operating expenses, real estate taxes and bad debt expense) of the properties owned by Brixmor. Same property NOI excludes corporate level income (including transaction and other fees), lease termination income, straight-line rent and amortization of above-/below-market leases of the same property pool from the prior year reporting period to the current year reporting period.

Same property NOI is a supplemental, non-GAAP financial measure utilized to evaluate the operating performance of real estate companies and the Company believes it is frequently used by securities analysts, investors and other interested parties in understanding business and operating results regarding the underlying economics of Brixmor's business operations. It includes only the net operating income of properties owned for the full period presented, which eliminates disparities in net income due to the acquisition or disposition of properties during the period presented, and therefore, provides a more consistent metric for comparing the performance of properties. Management uses same property NOI to review operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Same property NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income (determined in accordance with GAAP) or other GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP.  Computation of same property NOI may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs. See page 12 of the Company’s Supplemental Disclosure for a reconciliation of Same property NOI to Net income attributable to common stockholders.

About Brixmor Property Group
Brixmor owns and operates the nation's largest wholly owned portfolio of grocery-anchored community and neighborhood shopping centers, with 520 properties aggregating approximately 87 million square feet of gross leasable area located primarily across the top 50 U.S. metro markets. Brixmor leverages its national footprint, local market knowledge and operational expertise to support the growth of its retail tenants. The Company is focused on maximizing the value of its portfolio through its ongoing “Raising the Bar” program which involves strategic leasing and anchor space repositioning / redevelopment initiatives. Headquartered in New York City, the Company is the largest landlord to The TJX Companies and The Kroger Company. For additional information,

v

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

please visit www.brixmor.com, follow Brixmor on Twitter at www.twitter.com/Brixmor or find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

Safe Harbor Language
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

###

CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	3/31/15	12/31/14
Assets
Real estate
Land	$1,998,924	$2,000,415
Buildings and improvements	8,804,004	8,801,834
	10,802,928	10,802,249
Accumulated depreciation and amortization	(1,628,329)	(1,549,234)
Real estate, net	9,174,599	9,253,015
Investments in and advances to unconsolidated joint ventures	5,056	5,072
Cash and cash equivalents	68,184	60,595
Restricted cash	61,687	53,164
Marketable securities	20,028	20,315
Receivables, net	178,801	182,424
Deferred charges and prepaid expenses, net	117,972	114,758
Other assets	12,852	13,059
Total assets	$9,639,179	$9,702,402

Liabilities
Debt obligations, net	$6,059,258	$6,042,997
Accounts payable, accrued expenses and other liabilities	627,203	679,102
Total liabilities	6,686,461	6,722,099

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
298,483,602 and 296,552,142 shares outstanding	2,985	2,966
Additional paid in capital	3,255,023	3,223,941
Accumulated other comprehensive loss	(6,838)	(4,435)
Distributions and accumulated losses	(355,872)	(318,762)
Total stockholders' equity	2,895,298	2,903,710
Non-controlling interests	57,420	76,593
Total equity	2,952,718	2,980,303
Total liabilities and equity	$9,639,179	$9,702,402

vii

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Actual Results	Pro Forma	Actual Results
	Three Months	Three Months	Three Months
	Ended 3/31/15	Ended 3/31/14	Ended 3/31/14

Revenues
Rental income	$243,570	$237,168	$237,168
Expense reimbursements	69,754	68,594	68,594
Other revenues	1,969	1,813	1,813
Total revenues	315,293	307,575	307,575

Operating expenses
Operating costs	35,160	34,875	34,875
Real estate taxes	44,189	44,434	44,434
Depreciation and amortization	108,544	113,220	113,220
Provision for doubtful accounts	2,495	2,888	2,888
Impairment of real estate assets	807	—	—
General and administrative	30,715	19,658	19,658
Total operating expenses	221,910	215,075	215,075

Other income (expense)
Dividends and interest	94	108	108
Interest expense	(62,564)	(67,966)	(67,966)
Gain on sale of real estate assets	—	378	378
Gain (loss) on extinguishment of debt, net	292	(2,276)	(2,276)
Other	(184)	(2,156)	(2,156)
Total other expense	(62,362)	(71,912)	(71,912)

Income before equity in income of unconsolidated joint ventures	31,021	20,588	20,588
Equity in income of unconsolidated joint ventures	115	78	65
Gain on disposition of investments in unconsolidated joint ventures	—	—	1,820
Income from continuing operations	31,136	20,666	22,473

Discontinued operations
Income from discontinued operations	—	54	4,841
Gain on disposition of operating properties	—	—	14,426
Income from discontinued operations	—	54	19,267
Net income	31,136	20,720	41,740
Net income attributable to non-controlling interests	(713)	(5,320)	(26,339)
Net income attributable to common stockholders	$30,423	$15,400	$15,401

Per common share:
Income from continuing operations:
Basic	$0.10	$0.07	$0.07
Diluted	$0.10	$0.07	$0.07
Net income attributable to common stockholders:
Basic	$0.10	$0.07	$0.07
Diluted	$0.10	$0.07	$0.07
Weighted average shares:
Basic	296,189	228,113	228,113
Diluted	297,715	229,365	229,365

viii

RECONCILIATION OF NET INCOME TO FFO
Unaudited, dollars in thousands, except per share amounts

	Actual Results	Pro Forma	Actual Results
	Three Months	Three Months	Three Months
	Ended 3/31/15	Ended 3/31/14	Ended 3/31/14

Net income	$31,136	$20,720	$41,740
Gain on disposition of operating properties	—	(378)	(14,804)
Gain on disposition of unconsolidated joint ventures	—	—	(1,820)
Depreciation and amortization- real estate related- continuing operations	107,190	112,537	112,537
Depreciation and amortization- real estate related- discontinued operations	—	48	479
Depreciation and amortization- real estate related- unconsolidated joint ventures	22	73	102
Impairment of real estate assets	807	—	—
FFO	139,155	133,000	138,234
Adjustments attributable to non-controlling interests not convertible into common stock	—	(322)	(5,556)
FFO attributable to stockholders and non-controlling interests convertible into common stock	$139,155	$132,678	$132,678

FFO per share/OP Unit - diluted	$0.46	$0.44	$0.44
Weighted average shares/OP Units outstanding - basic and diluted (1)	304,670	304,231	304,231

Items that impact FFO comparability
Non-cash, non-recurring charge related to compensation programs prior to the Company's IPO	$(9,875)	$—	$—
Gain (loss) on extinguishment of debt, net	292	(2,276)	3,798
Total items that impact FFO comparability	$(9,583)	$(2,276)	$3,798
Items that impact FFO comparability, net per share	$(0.03)	$(0.01)	$0.01

Dividends declared per share/OP Unit	$0.225	$0.200	$0.200
Shares/OP Unit dividends declared	$68,466	$60,846	$60,846
Share/OP Unit dividend payout ratio (as % of FFO)	49.2%	45.9%	45.9%

(1) Basic and diluted shares/OP Units outstanding reflects an assumed conversion of certain BPG Sub shares and OP Units to common stock of the Company and the vesting of certain restricted stock awards.

ix

RECONCILIATION OF GAAP STATEMENTS OF OPERATIONS TO PRO FORMA
STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended 3/31/14
	Actual Results	Adjustments (1)	Pro Forma
Revenues
Rental income	$237,168	$—	$237,168
Expense reimbursements	68,594	—	68,594
Other revenues	1,813	—	1,813
Total revenues	307,575	—	307,575

Operating expenses
Operating costs	34,875	—	34,875
Real estate taxes	44,434	—	44,434
Depreciation and amortization	113,220	—	113,220
Provision for doubtful accounts	2,888	—	2,888
Impairment of real estate assets	—	—	—
General and administrative	19,658	—	19,658
Total operating expenses	215,075	—	215,075

Other income (expense)
Dividends and interest	108	—	108
Interest expense	(67,966)	—	(67,966)
Gain on sale of real estate assets	378	—	378
Loss on extinguishment of debt, net	(2,276)	—	(2,276)
Other	(2,156)	—	(2,156)
Total other expense	(71,912)	—	(71,912)

Income before equity in income of unconsolidated joint ventures	20,588	—	20,588
Equity in income of unconsolidated joint ventures	65	13	78
Gain on disposition of investments in unconsolidated joint ventures	1,820	(1,820)	—
Income from continuing operations	22,473	(1,807)	20,666

Discontinued operations
Income from discontinued operations	4,841	(4,787)	54
Gain on disposition of operating properties	14,426	(14,426)	—
Income from discontinued operations	19,267	(19,213)	54

Net income	41,740	(21,020)	20,720
Net income attributable to non-controlling interests	(26,339)	21,019	(5,320)
Net income attributable to common stockholders	$15,401	$(1)	$15,400

Per common share:
Income from continuing operations:
Basic	$0.07	$—	$0.07
Diluted	$0.07	$—	$0.07
Net income attributable to common stockholders:
Basic	$0.07	$—	$0.07
Diluted	$0.07	$—	$0.07
Weighted average number of vested common shares:
Basic	228,113	—	228,113
Diluted	229,365	—	229,365

(1) Reflects the impact associated with the distribution of 36 of the Excluded Properties during the first quarter of 2014. The pro forma adjustments assume that the distribution of the properties was completed as of January 1, 2014.

x